                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           VALLEY FORGE CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                            VALLEY FORGE CORPORATION
                        100 SMITH RANCH ROAD, SUITE 326
                         SAN RAFAEL, CALIFORNIA  94903

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING


TO OUR STOCKHOLDERS:

The annual meeting of the stockholders of Valley Forge Corporation, a Georgia corporation, will be held on June 12, 1996, at 10:00 a.m., Pacific time, at the offices of the Corporation, located at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903. The items of business to be transacted at this meeting are as follows:

    1. Election of the Board of Directors of five people for the ensuing year.

    2. Ratification of the appointment of Coopers & Lybrand as independent accountants of the Corporation for the 1996 fiscal year.

    3.   Approval of amendments to the Amended and Restated 1987 Stock Option
         Plan.

    4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has specified May 1, 1996, at the close of business as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. A list of the stockholders entitled to vote at the annual meeting will be available for the examination of any stockholder at the meeting.

The Proxy Statement for the annual meeting is set forth on the following pages.

So that as many shares as possible may be represented at this meeting, we urge you to promptly sign, date, and return your proxy in the enclosed, self-addressed envelope. If you attend the meeting, you may revoke the proxy and vote your shares in person if you desire to do so.

                                                   Sincerely,



                                                   Monica J. Burke
                                                   Secretary - Treasurer

Dated:  May 6, 1996

                   PROXY STATEMENT OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 1996

                              GENERAL INFORMATION


This Proxy Statement and the accompanying Proxy and other enclosures are being mailed beginning May 8, 1996, to holders of common stock of Valley Forge Corporation, a Georgia Corporation (the "Company"), in connection with the stockholders' meeting to be held on June 12, 1996, at 10:00 a.m., Pacific time, at the Company's offices at 100 Smith Ranch Road, Suite 326, San Rafael, California 94903, or at any adjournment thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Company with the opportunity to vote. Shares may only be voted at the Meeting if the stockholder is present in person or is represented by a proxy.

COSTS OF SOLICITATION OF PROXIES

The Company will bear the cost of preparing, mailing, and soliciting Proxies. In addition to solicitations by mail, the directors, officers, and regular employees of the Company may solicit proxies personally and by telephone, telegraph, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to the beneficial owners of common stock, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses in forwarding the soliciting materials.

VOTING RIGHTS AND REVOCABILITY OF PROXIES

Only holders of the Company's common stock, par value $.50 per share ("Common Stock"), of record at the close of business on May 1, 1996, are entitled to notice of and to vote at the Meeting. Holders of the Common Stock will be entitled to one vote on all matters properly coming before the Meeting for each share registered in their names on the record date specified above. On May 1, 1996, the Company had outstanding 2,795,940 shares of Common Stock, of which 2,667,733 will be entitled to vote at the Meeting (128,207 shares of Common Stock are treasury shares and are not entitled to vote). The Company has no other classes of securities issued and outstanding.

On December 6, 1995, the Company's Board of Directors authorized a three-for-two stock split effected in the form of a 50% stock dividend distributed on March 12, 1996, to shareholders of record on March 1, 1996. Accordingly, unless otherwise indicated, all information contained in this proxy reflects this stock split.

The By-Laws of the Company require that a quorum be present at all meetings of stockholders before the stockholders may conduct business. A quorum consists of the holders of record of a majority of the shares of Common Stock, issued and outstanding, entitled to vote at the meeting, and present in person or by proxy.

When a proxy is returned properly signed and dated, the person designated as proxy shall vote the shares represented by the proxy in accordance with the stockholder's directions. If a proxy is signed, dated, and returned without specifying choices on one or more matters presented to the stockholders, the shares will be voted on such matter or matters as recommended by the Company's Board of Directors.

Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each stockholder is entitled to one vote, in person or by proxy, for each share of stock standing in his or her name on the books of the Company as of the record date on any matter submitted to the stockholders. The Company's By-Laws do not authorize cumulative voting. In the election of directors, the five persons receiving the highest number of votes will be elected. Each of the other proposals submitted hereby requires the affirmative vote of a majority of the Stock represented and eligible to vote at the Meeting. Accordingly, abstentions from voting on any matter other than in the election of directors will have the effect of a vote "AGAINST" the proposal.

A stockholder giving a proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Company at the office of the Company identified above at any time before the commencement of the Meeting or any adjournments thereof; (ii) attending the Meeting in person and voting; or (iii) executing a proxy bearing a date and time later than that of the proxy to be revoked. Revocation of the proxy will not affect any vote previously taken.

Brokers and nominees holding Common Stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Shareholders. In the event any such broker or nominee has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker or nominee may give or authorize the giving of a Proxy to vote such Common Stock on the matters to be considered at the Meeting; provided, however, that the broker or nominee may not give or authorize the giving of a Proxy for any matter if it has notice of any contest with respect to any matter, and, provided, further, that the broker or nominee may not vote the Common Stock "FOR" any matter which substantially affects the rights or privileges of the Common Stock without specific instructions from the beneficial owner. If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees; "FOR" the proposal to ratify the appointment of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1996; and "FOR" the approval of amendments to the Amended and Restated 1987 Stock Option Plan.

Unless revoked, the shares of Common Stock represented by proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted in favor
(i) "FOR" the election of the nominees for director set forth herein; (ii) "FOR" ratification of the appointment of Coopers & Lybrand as the Company's independent accountants for the fiscal year ending December 31, 1996; and (iii) "FOR" the approval of amendments to the Amended and Restated 1987 Stock Option Plan.

The Meeting has been called for the purposes set forth in the Notice of Annual Stockholders' Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholder action, but if any other matters properly come before the Meeting, votes thereon will be cast by the proxy holder in accordance with her best judgment.

If a stockholder wishes to give a proxy to someone other than the person indicated on the accompanying proxy, he must cross out the names appearing on the proxy and insert the name or names of another person or persons to act as proxies. The signed proxy must be presented at the Meeting by the person or persons representing the stockholder.

A copy of the Company's 1995 Annual Report to its stockholders is enclosed herewith. Stockholders may obtain additional copies of the Annual Report without charge upon written request to the Company's Secretary at the Company's offices.

ITEM 1.  ELECTION OF DIRECTORS

The Company's By-Laws authorize a Board of Directors of nine persons, but at no time since 1974 have all directors' positions been filled. At the Company's 1995 annual meeting of stockholders, Messrs. Bloom, Desloge, Brining, Dressel, and Warner were elected.

The Board of Directors has nominated all of its present members for election as directors for a term of one year or until their successors are elected and qualified.

All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holder to vote for the Nominees listed below. No proxy may be voted for more than five persons. If events not now known or anticipated make any of the Nominees unable to serve, the Proxies will be voted at the discretion of the proxy holder. The vote of a majority of the Common Stock, present in person or by proxy and voting, is required to elect each of the Nominees.

The following sets forth biographical information of the five nominees for director and of the executive officers of the Company:

                                                                                                          Year First
                  Name and Age                                       Principal Occupation              Elected Director
                  ------------                                       --------------------              ----------------
                  NOMINEES FOR DIRECTORS:
                  Martin J. Bloom (65)                      Co-Chairman of the Board since                   1983
                  100 Smith Ranch Road, Suite 326              July, 1984
                  San Rafael, CA 94903-1994

                  Theodore P. Desloge, Jr. (56)             Co-Chairman of the Board since                   1983
                  100 Smith Ranch Road, Suite 326              July, 1984
                  San Rafael, CA 94903-1994

                  David R. Brining (53)                     President, Chief Executive Officer,              1981
                  100 Smith Ranch Road, Suite 326              and Director of the Company
                  San Rafael, CA 94903-1994                    since July, 1981

                  Phillip F. Dressel (59)                   President of Consolidated                        1985
                  100 Smith Ranch Road, Suite 326              Flavor Corporation
                  San Rafael, CA 94903-1994

                  Dale J. Warner (73)                       Retired, formerly a Director of                  1983
                  100 Smith Ranch Road, Suite 326              Gits Bros. Mfg. Co., a
                  San Rafael, CA 94903-1994                    subsidiary of the Company

                  EXECUTIVE OFFICER:
                  Monica J. Burke (44)                      Vice President Finance and
                                                               Secretary of the Company
                                                               since November, 1988

Mr. Bloom has been a Director of the Company since July 1983, Co-Chairman of the Board since July 1984, and is a Director for most of the Company's subsidiaries. He is a past Director and Chairman of the Board of Park 'N Fly, Inc., an operator of off-airport parking services.

Mr. Desloge has been a Director of the Company since July 1983 and Co-Chairman of the Board since July 1984. He is a past Director and Chairman of the Board of Park 'N Fly, Inc., an operator of off-airport parking services.

Mr. Brining has been President, CEO, and a Director of the Company since 1981. He has served as a Director or Chairman of each of the Company's subsidiaries since their acquisition.

Mr. Dressel has been a Director of the Company since 1985. He was Chairman of the Board and is currently the President of Consolidated Flavor Corporation, a privately held flavoring business located in St. Louis, Missouri.

Mr. Warner has been a Director of the Company since 1983. He was a Director of Gits Bros. Mfg. Co. for more than six years.

Ms. Burke has served as Vice President Finance since 1988.

None of the directors, nominees for director, or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company, and as of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Mr. Desloge, who is a director of Mississippi Valley Bancshares, listed on the NASDAQ.

THE BOARD OF DIRECTORS AND COMMITTEES

The Corporation's Board of Directors met twice during 1995. The Board of Directors has two committees, the Compensation Committee and the Audit Committee and does not have a nominating committee. All of the persons who were directors of the Company during 1995 attended at least 75% of (1) the total number of Board meetings and (2) the total number of meetings held by all committees on which they served.

The members of the Audit Committee are Messrs. Brining, Dressel, and Warner. The Audit Committee met once during 1995. The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the annual audit report from the Company's independent accountants.

The members of the Compensation Committee are Messrs. Bloom, Desloge, and Dressel. For a description of the functions of the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation." The Committee met once during 1995.

COMPLIANCE WITH REPORTING REQUIREMENTS OF SECTION 16

Under Section 16(a) of the Exchange Act, the Company's directors, executive officers, and any persons holding ten percent or more of Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. All persons subject to the reporting requirements of Section 16(a) have filed all required reports on a timely basis.

                               SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of May 1, 1996 by (i) each stockholder known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer, (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the entities named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such entity as set forth opposite such entity's name, subject to community property laws where applicable. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                                         Number of Shares
                       Beneficial Owner                               Beneficially Owned(1)           Percent
                       ----------------                               ------------------              -------
                       Martin J. Bloom                                      497,452(2)                18.65%
                                                                            126,852(3)                 4.76%

                       Theodore P. Desloge, Jr.                             538,327                   20.18%
                                                                            126,852(3)                 4.76%
                       David R. Brining                                     243,975(4)                 9.08%

                       Phillip F. Dressel                                    79,049(5)                 2.96%

                       All directors and
                       officers as a group                                1,623,007(6)                60.26%

                       FMR Corporation
                       82 Devonshire Street
                       Boston, MA  02109                                    223,500(7)                 8.38%


(1) Except as otherwise noted, each person has sole voting and investment power with respect to the shares listed subject to community property laws where applicable.
(2) Does not include 15,000 shares (.56%) owned by Mr. Bloom's wife with respect to which Mr. Bloom disclaims beneficial ownership.

(3) Represents shares owned by Bloom & Desloge Enterprises, Inc., a corporation in which Messrs. Bloom and Desloge are each 50% stockholders. Bloom & Desloge Enterprises, Inc. owns a total of 253,704 shares of common stock.
(4) Includes options to purchase 18,750 shares at $11.08 per share. Does not include 1,425 shares (.05%) owned by Mr. Brining's wife with respect to which Mr. Brining disclaims beneficial ownership.
(5) Represents shares deposited under trust agreements for the benefit of Mr. Dressel.
(6) Includes options to purchase 6,750 shares at $4.83 per share purchasable by an officer. In addition to the disclaimed shares described in (2) and (4) above, does not include 5,400 shares (.20%) held in trust by Mr. Warner's wife with respect to which Mr. Warner disclaims beneficial ownership.
(7) Based solely upon a Schedule 13G dated February 14, 1996. Of the 223,500 shares shown as beneficially owned by FMR Corporation, 223,500 are beneficially owned by Fidelity Management Research Company ("Fidelity Research"), a wholly-owned subsidiary of FMR Corporation and investment advisor of several investment companies. FMR Corporation and its chairman, Edward C. Johnson 3rd, each has sole power to dispose of the shares owned by Fidelity Research, but neither FMR Corporation nor Mr. Johnson has the sole power to vote or to direct the voting of such shares.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

The following table shows certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officer of the company whose compensation exceeds $100,000.

                           Summary Compensation Table



                                                                                           Long-Term
                                                         Annual Compensation              Compensation
                                                         -------------------              ------------
               Name and            Fiscal                               Other Annual                       All Other
           Principal Position       Year      Salary       Bonus      Compensation(1)       Options     Compensation(2)
           ------------------       ----      ------       -----      ---------------       -------     ---------------


           David R. Brining,       1995     $276,317     $135,725         $6,600              0            $17,073
           CEO(3)                  1994      254,817      190,500          5,351            75,000          16,489
                                   1993      240,750       63,500          4,563               0            21,005

           Monica J. Burke,        1995      109,667       31,500            0                 0            13,514
           Vice President          1994      105,667       40,800            0                 0            11,339
           Finance(3)              1993      101,417       20,700            0                 0            10,899

(1) In August, 1987 and incident to the relocation of the corporate headquarters from St. Louis, Missouri to San Rafael, California, the Company accepted a $75,000 demand, non-interest bearing note from Mr. Brining. The amounts included under Other Annual Compensation represent interest calculated at the prime rate on the demand note.

(2) Represents amounts contributed to the Company's two profit sharing plans.

(3) Mr. Brining and Ms. Burke also serve as officers of each of the Company's subsidiaries.

OPTION GRANTS IN 1995

None to Named Executives.

OPTION EXERCISES AND HOLDINGS

The following table provides information with respect to the Executive Officers concerning the exercise of options during the fiscal year ended December 31, 1995, and unexercised options held by the Executive Officers as of December 31, 1995:

               Aggregated Option(1) Exercises in Fiscal Year 1995
                       and Fiscal Year-End Option Values



                                                                                           Value of Unexercised,
                                                          Number of Unexercised                 In the Money
                             Shares                      Options Held at Year End       Options Held at Year End(2)
            Named          Acquired On      Value        ------------------------       ------------------------
          Executives        Exercise      Realized     Exercisable    Unexercisable    Exercisable     Unexercisable
          ----------        --------      --------     -----------    -------------    -----------     -------------
       David R. Brining        0          $     0        18,750          56,250          $ 9,431          $28,294

       Monica J. Burke        4,500        22,110         6,750               0           45,583                0

1) The Company has no plans pursuant to which stock appreciation rights (SARs) may be granted.

2) Value of unexercised "in the money" options is the difference between the market price of the Common Stock on December 31, 1995 ($11.583 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.


EMPLOYMENT AGREEMENTS

There are no employment contracts or termination agreements with the Executive Officers.

STOCK OPTION PLAN

For a description of the Stock Option Plan, see "Item 3.- Amendments to Stock Option Plan."

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company establishes, implements, and monitors general policies regarding compensation for the Company's employees, adopts and amends employee compensation plans, and approves specific compensation levels for executive officers, including the Executive Officers. Currently, the members of the Compensation Committee are Martin J. Bloom, Theodore P. Desloge, Jr., and Phillip F. Dressel. Each member of the Compensation Committee is a non-employee director of the Company.

Set forth below is a report of the Compensation Committee addressing the Company's compensation policies for 1995 applicable to the Company's executives, including the Executive Officers.

The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's compensation programs reflect the philosophy that executive compensation levels should be linked to Company performance, yet be competitive and consistent with that provided to others holding positions of similar responsibility in the recreational products and manufactured industrial products industries. The Company's compensation plans are designed to assist the Company in attracting and retaining qualified employees critical to the Company's long-term success, while enhancing employees' incentives to perform to their fullest abilities to increase profitability and thus maximize shareholder value.

Salary Compensation

The Company pays cash salaries which it believes are competitive with salaries paid to executives of other companies in the recreational products and manufactured industrial products industries based upon the individual's experience and past and potential contribution to the Company.

Mr. Brining's annual base salary was $276,317 for 1995. This amount represents an increase of $21,500, or 8.4%, over Mr. Brining's base salary for 1994. The increase was set by the Compensation Committee in June 1995 to maintain competitive positioning versus comparable companies based on an analysis of comparable company compensation practices as prepared by outside consultants.

Subsidiary Incentive Compensation

In 1990, as a result of Mr. Brining's recommendation and efforts, the Company developed and implemented the Subsidiary Incentive Compensation Plan (the "Bonus Plan") whereby individual compensation is directly linked to the performance of the Company's subsidiary (the "Subsidiaries" or "Subsidiary"). The Bonus Plan and the Company's salary deferral 401(k) Plan (the "401(k) Plan"), and the Company's Profit Sharing Plan (the "Profit Sharing Plan") are the three programs under which employees of the Company or the Subsidiaries may receive cash contributions and/or bonuses. The Executive Officers are not eligible to receive bonuses under this Bonus Plan. However, the Executive Officers are eligible for bonuses under the Valley Forge Corporate Incentive Compensation Plan (the "Corporate Bonus Plan").

Valley Forge Corporate Incentive Compensation Plan

The Compensation Committee authorized the payment of bonus compensation in 1995 to Mr. Brining and Ms. Burke based upon the Company's achievement of certain sales and return on equity objectives set by the Compensation Committee. The specific bonuses for Mr. Brining and Ms. Burke were 49% and 29%, respectively, of his and her base salaries.

401(k) Plan

The Company adopted the salary deferral 401(k) Plan in August 1992 which benefits all employees at the corporate headquarters and certain Subsidiaries. The 401(k) Plan is a pretax salary deduction retirement program with a mandatory matching funds feature. It encourages participants to adopt a regular savings program to defer part of their pretax compensation to provide security for their retirement. Employees who meet certain service and length of employment requirements are eligible to participate. The Company provides matching contributions of 100% of the employee's own contributions into the 401(k) Plan, up to 3% of each employee's covered compensation. For 1995, the Company made a matching contribution of $9,000 for the benefit of the Executive Officers' 401(k) Plan accounts.

Profit Sharing Plan

The Company sponsors a profit sharing plan for the benefit of the corporate headquarters and two Subsidiaries. The Chief Executive Officer of the Company makes a discretionary allocation of the compensation amount calculated pursuant to the Corporate Bonus Plan to be contributed to the Profit Sharing Plan (the "Profit Sharing Amount") for the benefit of the eligible employees of the corporate headquarters at the close of the fiscal year. The Profit Sharing Amount is distributed to eligible employees in proportion primarily to the employee's base salary of such year. The Company made a profit sharing contribution of 5.6% of the Executive Officers' aggregate base salary to the Executive Officers for 1995 from the Profit Sharing Amount.

Stock-Based Compensation

The Company also believes that stock ownership by directors, officers, employees, and consultants provides valuable long-term incentives for such persons who will benefit as the Common Stock price increases and that stock-based performance compensation arrangements are beneficial in aligning employees' and stockholders' interests. Further, the Company believes that the Company's policy of encouraging stock ownership serves an important function in attracting, retaining, and motivating such persons, and accordingly, in the growth and success of the Company. To facilitate these objectives, the Company adopted the Stock Option Plan in 1987, which was amended in 1992 to include authority for the grant of incentive stock options, authority for the grant of options to non-employee directors and consultants, elimination of certain limitations on the vesting and exercise price of options, and permitting the Board of Directors to delegate administration of the Stock Option Plan to a committee.

Through the Stock Option Plan, stock options have been granted to employees of the Company, including the Executive Officers, in previous years. Non-employee directors and consultants are eligible to participate in the Stock Option Plan, but at the present time there are no outstanding stock options held by such persons and none have ever been exercised. The Stock Option Plan is administered by the Compensation Committee.

Other Compensation

The Executive Officers also participate in the Company's broad-based employee benefit plans, such as the Company's medical, supplemental disability, and term life insurance plans.

Currently, the Company's compensation programs described above, including stock option plans, will not qualify for the exception to the $1,000,000 limit under
Section 162(m) of the Internal Revenue Code on total compensation for named executives as structured. The Compensation Committee has no plans to revise the Company's compensation programs to qualify for the exception since the level of total compensation for each named executive is not currently subject to this limit nor is it expected to exceed this limit in the foreseeable future.

                             COMPENSATION COMMITTEE

                             Martin J. Bloom, Chairman
                             Theodore P. Desloge, Jr.
                             Phillip F. Dressel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Desloge and Mr. Bloom are members of the Compensation Committee and their compensation arrangements are discussed under Directors' Compensation.

PERFORMANCE GRAPH

The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Valley Forge Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the American Stock Exchange ("AMEX") market index; and (ii) the cumulative total return of peer companies ("Peer Group") selected by the Company in good faith1 over the period from January 1, 1990 through December 31, 1995. Each member of the Peer Group is a publicly traded, diversified manufacturing company whose three principal lines of business match three of the Company's top four principal lines of business, and whose revenues are less than $1.1 billion. The graph assumes an initial investment of $100 and reinvestment of dividends. This graph is not necessarily indicative of future price performance.

                               PERFORMANCE GRAPH

             COMPARES THE CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG VALLEY FORGE CORPORATION, PEER GROUP INDEX, AND AMEX MARKET INDEX.


                                [GRAPH OMITTED]


                                              1990          1991           1992          1993          1994           1995
                                              ----          ----           ----          ----          ----           ----
                       Valley Forge        $100.00       $141.52        $191.73       $214.58       $293.63        $286.75
                       Peer Group           100.00        139.55         149.81        170.76        201.44         226.17
                       AMEX                 100.00        128.22         129.57        154.86        140.75         177.93





__________________________________

1The Peer Group includes Augat Inc., Bel Fuse Inc., Cherry Corp., Joslyn Corp., La Barge Inc., Molex Inc., Powell Industries Inc., and Thomas & Betts Corp. Assumes $100 invested on 1/1/90 in Valley Forge common stock, Peer Group Companies (weighted by market capitalization), and the American Stock Exchange index (AMEX). Assumes reinvested dividends. Fiscal year ends December 31.

DIRECTORS' COMPENSATION

The Company entered into consulting agreements with Messrs. Bloom and Desloge in 1983. Pursuant to the terms of the agreements, Messrs. Bloom and Desloge are to provide the Company with advice on any corporate acquisitions, retention of corporate assets, evaluation of key personnel, evaluation of the operations of Subsidiaries, supervision of new product development, and general strategic planning. The agreements are renewable annually on December 31 with the consulting fee for the succeeding year set at that time. The Company agreed to a fee of $75,000 for Mr. Bloom for 1996 due to his increased contributions to the Company. The Company agreed to a fee of $50,000 for Mr. Desloge for 1996. The Company has an agreement with Mr. Warner to retain him as a consultant for a fee of $8,400 which is renewable each year. In addition, the Company generally pays directors $500 for each board meeting attended.

ITEM 2.  RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Coopers & Lybrand, independent accountants, to audit the accounts of the Company and its Subsidiaries for its current fiscal year ending December 31, 1996. Although the appointment of independent accountants is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Audit Committee of the Board of Directors will reconsider its action.

A representative of Coopers & Lybrand is expected to be present at the meeting and will have an opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions.

The Board of Directors recommends that you VOTE FOR ratification of its appointment of Coopers & Lybrand as the Company's independent accountants.

ITEM 3.  AMENDMENTS TO STOCK OPTION PLAN

         Introduction. In 1992, the Company substantially amended and restated the Valley Forge Corporation Employee 1987 Stock Option Plan (the "Plan") pursuant to which officers, directors, employees and consultants of the Company were eligible to receive options to purchase up to 450,000 shares of Common Stock (300,000 prior to the stock split).



         On December 6, 1995, the Board of Directors adopted, subject to shareholder approval, amendments to the Plan to increase the number of shares issuable pursuant to the Plan from 450,000 shares to 750,000 shares. On April 24, 1996, the Board of Directors adopted, subject to shareholder approval, an amendment to the Plan to extend the Plan's termination date to ten years from its proposed amendment date, June 12, 1996. The Shareholders at the meeting will be asked to consider and to vote upon a proposal to ratify amendments to the Plan adopted by the Board of Directors. The proposal to ratify amendments to the Plan requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.



         The purpose of the Plan is to enable the Company to attract, retain and motivate officers, directors, employees, and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interests in the Company.

         The Plan authorizes the grant of options which qualify as "incentive stock options" ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

         Administration. The Plan is administered by a committee (the "Committee") of not less than two members of the Board of Directors, each of which is a "disinterested person" as defined in Rule 16b-3(c)(2)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee currently consists of Messrs. Bloom, Desloge and Dressel. The Committee has the full power and authority in its discretion to take any and all action required or permitted to be taken under the Plan, including the selection of participants to whom stock options may be granted, the determination of the number of shares which may be covered by each stock option, the exercise price and the other terms and conditions of the stock options.

         Shares Reserved. As of the close of business on May 1, 1996, there were 450,000 shares reserved for issuance under the Plan, of which 209,625 shares had been issued upon the exercise of options, 224,625 shares were subject to outstanding options, and 15,750 shares were available for granting new options. If the amendment to increase the number of shares issuable is approved by the shareholders, 750,000 shares would be reserved and 315,750 shares would be available for granting new options. If any option granted under the Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the shares not purchased under such option shall again become available under the Plan.

         Eligibility. Under the Plan, employees and employee directors are eligible to receive Incentive Stock Options and Nonqualified Stock Options, and non-employee directors and independent contractors are eligible to receive Nonqualified Stock Options. The Company may issue Incentive Stock Options under the Plan provided that the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) shall not exceed $100,000. Should it be determined that any Incentive Stock Options granted pursuant to the Plan exceed such maximum, such Incentive Stock Options shall be considered to be Nonqualified Stock Options and not to qualify for treatment as Incentive Stock Options under
Section 422 of the Code to the extent, but only to the extent, of such excess.

         Option Price and Exercisability. The exercise price of each option granted under the Plan shall be determined by the Committee and shall not be less than 100% of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of the stock subject to an Incentive Stock Option may not be less than 110% of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. The purchase price of stock acquired pursuant to an option granted under the Plan shall be paid in cash or check payable to the order of the Company at the time the option is exercised or, at the discretion of the Committee, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable valuation method, including the valuation method described in Treasury Regulation Section 20.2031-2) equal to the option price for the shares being purchased, or according to a deferred payment arrangement equal to the aggregate of the option price for the shares being purchased. Payments in stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form.

         Under the Plan, options shall be exercisable in such installments and upon such contingencies as the Committee shall determine. If other than the optionee, the person exercising an option granted under the Plan shall be required to furnish the Company appropriate documentation that such person has the full legal right and power to exercise the option on behalf of the optionee.

         Adjustments. If the outstanding shares of the capital stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted under the Plan prior to any such change likewise shall be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Any such adjustment shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment.

         Expiration, Termination, and Transfer of Options. No option under the Plan may extend more than ten years from such date. Notwithstanding the foregoing, any Incentive Stock Option granted to an optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates shall expire not later than five years from the date of grant. The date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option.

         Except in the event of termination of employment due to death, disability or termination for cause, options granted under the Plan will terminate three months after an employee or employee director ceases to be employed by or ceases to serve as a director, a non-employee director ceases to serve as a director or a consultant ceases to serve as a consultant unless the options by their terms were scheduled to terminate earlier. During that three month period after the employee or employee director ceases to be employed by or ceases to serve as a director, or the non-employee director or consultant ceases to serve as a director or consultant, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date of which the optionee ceased to be employed or ceased to serve as a director or consultant, as the case may be. If such termination was due to the optionee's permanent and total disability, or the optionee's death, the option, by it terms, may be exercisable for one year after such termination of employment or cessation of directorship or consulting agreement. If the employee or employee director's employment or the consultant's consulting agreement is terminated for cause, the option terminates immediately, unless the termination is waived by the Committee. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any conduct detrimental to the interests of the Company. If the employee director or non-employee director is removed from the Board of Directors for cause, the option terminates immediately on the date of such removal. Removal for cause shall include removal of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person. The Committee shall have the power to accelerate the time during which an option granted under the Plan may be exercised, notwithstanding the provisions in the option stating the time during which the option may be exercised.

         Termination and Amendment. The Plan and any option or portion thereof not exercised will terminate upon the occurrence of a terminating event, including, but not limited to, a liquidation, reorganization, merger, or consolidation of the Company with another corporation as a result of which the Company is not the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Triggering Event"). The Committee shall notify each optionee not less than thirty days prior thereto of the pendency of a Triggering Event. Upon delivery of such notice, any option outstanding shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the Plan and subject to the consummation of the Triggering Event. The Board of Directors may also suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten years from its effective date, May 15, 1992 (the "Effective Date"). If the amendment to extend the Plan's termination date is approved by the shareholders, the Plan shall terminate ten years from June 12, 1996. No options may be granted under the Plan while it is suspended or after it is terminated. Rights and obligations under any option granted pursuant to the Plan, while it is in effect, shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the stock option was granted.

Grant of Options

         For certain information concerning options exercised during fiscal 1995, or unexercised options held on December 31, 1995, by the Executive Officers under the Plan, see "Item 1. Election of Directors - Option Exercises and Holdings."

Federal Income Tax Consequences

         The following discussion is only a summary of the principal federal income tax consequences of options granted under the Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

         Generally under present law, when an option qualifies as an Incentive Stock Option: (i) an optionee will not realize taxable income either upon the grant or the exercise of the option; (ii) any gain or loss upon a qualifying disposition of the shares acquired upon exercise of the option will be treated as capital gain or loss; and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or a qualifying disposition of the shares acquired upon exercise thereof. A disposition by an optionee of stock acquired upon exercise of an Incentive Stock Option will constitute a qualifying disposition if it occurs more than two years after the grant of the option and more than one year after the issuance of the shares to the optionee. The Company obtains no deduction in connection with the grant or exercise of an Incentive Stock Option or a qualifying disposition of the shares. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the optionee, in general, will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price or (ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Any gain in addition to the amount reportable as ordinary income from a "disqualifying disposition" generally will be capital gain.

         Upon the exercise of an Incentive Stock Option, the difference between the fair market value of stock on the date of exercise and the option price generally is treated as a "tax preference" adjustment in the taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Tax preference items (with adjustments) form the basis for the alternative minimum tax (presently at a maximum rate of 28% for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years.

         In the case of Nonqualified Stock Options, no income generally is recognized by the optionee at the time of the grant of the option. The optionee generally will recognize ordinary income at the time of the Nonqualified Stock Option is exercised equal to the aggregate fair market value of the shares acquired less the option price. However, if the shares received upon the exercise of a Nonqualified Stock Option are subject to certain restrictions, the taxable event is postponed until the restrictions lapse. For example, if a sale of the shares at a profit would subject an optionee to liability under Section 16(b) of the 1934 Act, the optionee generally will recognize taxable income on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the shares on such date less the option price. Notwithstanding the foregoing, the optionee may make a special election with thirty days of receiving restricted shares to recognize taxable income as of the date of exercise. Ordinary income for a Nonqualified Stock Option will constitute compensation for which withholding may be required under federal and state law.

         Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a Nonqualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the
shares, the optionee generally will recognize capital gain or loss.   Provided
the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss.

         The Company will generally be entitled to a deduction equal to the ordinary income (i.e., compensation) portion of the gain recognized by the optionee in the case of a "disqualifying disposition" of an Incentive Stock Option or in connection with the exercise of a Nonqualified Stock Option provided the Company complies with withholding requirements of federal and state law.

     The Board of Directors recommends you VOTE FOR amendments to the Plan.

                             STOCKHOLDER PROPOSALS
Stockholders are entitled to submit proposals on matters appropriate for stockholders' action, consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Company at the Company's principal office on or before January 8, 1997, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.
                                 OTHER BUSINESS
The Board of Directors knows of no matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If other matters properly do come before the Meeting, the persons named in the accompanying proxy will vote said proxy in accordance with their judgment. It is important that proxies be returned promptly. Therefore, stockholders are urged to promptly sign, date, and return the proxy in the attached stamped and addressed envelope.

Proxies, ballots, and voting tabulations identifying stockholders are secret and will not be available to anyone, except as actually necessary to meet legal requirements.

Stockholders may obtain without charge, copies of the Company's annual report on Form 10-K for the year ended December 31, 1995, and all financial statements and schedules thereto as filed with the SEC by writing the Company's Secretary, Ms. Monica J. Burke, 100 Smith Ranch Road, Suite 326, San Rafael, California 94903.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              MONICA J. BURKE
                                              SECRETARY - TREASURER
Date:  May 6, 1996

                         VALLEY FORGE CORPORATION PROXY


    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALLEY FORGE CORPORATION. The undersigned, revoking all previous proxies, hereby appoints Monica J. Burke as Proxy with the power to appoint her substitute, and hereby authorizes her to represent and vote, as designated below, all of the shares of common stock of Valley Forge Corporation (the "Corporation") held of record by the undersigned on May 1, 1996, at the annual meeting of stockholders to be held on June 12, 1996, or at any adjournment thereof.

ITEM 1.     ELECTION OF DIRECTORS

            _____ FOR all nominees listed below (except as marked to the contrary below).

            _____     WITHHOLD AUTHORITY to vote for all nominees listed below.

            INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below:

            Martin J. Bloom       Theodore P. Desloge, Jr.
            David R. Brining      Phillip F. Dressel          Dale J. Warner

ITEM 2. RATIFICATION OF APPOINTMENT OF COOPERS & LYBRAND AS THE CORPORATION'S INDEPENDENT ACCOUNTANTS FOR 1996

            ______ FOR              ______ AGAINST            ______ABSTAIN

ITEM 3.     APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 1987 STOCK
            OPTION PLAN

            ______ FOR              ______ AGAINST            ______ABSTAIN


    In her discretion, the Proxy is authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.
    THIS PROXY, WHEN PROPERLY EXECUTED, DATED, AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR DESIGNATED IN
ITEM 1, FOR ITEM 2, AND FOR ITEM 3.
    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized partner.

                                             DATED:  _____________________, 1996


                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature if held jointly



   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.